UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2017

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	43837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1621 North Kent Street, Suite 1200, Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On April 25, 2017, Rosetta Stone Ltd. (“Rosetta Stone”), a wholly-owned subsidiary of Rosetta Stone Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Rosetta Stone Japan Inc., a Japanese corporation and wholly-owned subsidiary of Rosetta Stone (the “Japan Subsidiary”), and SOURCENEXT Corporation, a Japanese corporation (“SOURCENEXT”). Pursuant to the Purchase Agreement, Rosetta Stone has agreed to sell, and SOURCENEXT has agreed to purchase (the “Sale”), of all the outstanding shares of the Japan Subsidiary. The consideration to be paid by SOURCENEXT to Rosetta Stone in connection with the Sale is US$500,000, subject to certain adjustments as provided in the Purchase Agreement, payable in Japanese Yen (JPY) using the Telegraphic Transfer Middle Rate per The Bank of Tokyo-Mitsubishi UFJ as of the date of the Purchase Agreement.

The Purchase Price is subject to certain adjustments based on, among other things, closing payables and closing receivables of the Japan Subsidiary.

Representations and Warranties; Covenants; Taxes
Each of Rosetta Stone and SOURCENEXT has made customary representations, warranties, covenants and indemnification obligations in the Purchase Agreement. Rosetta Stone has further agreed not to solicit alternative transactions and, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Pursuant to the terms of the Sale, Rosetta Stone will generally assume any pre-Closing tax liability of the Japan Subsidiary.

Closing Conditions
The Closing is subject to certain conditions, including, among others, (i) the accuracy of the representations and warranties of the parties, and compliance by the parties with their respective obligations under the Purchase Agreement and (ii) the absence of any regulatory body, law or order restraining, enjoining or otherwise prohibiting the consummation of the Sale.

Termination
The Purchase Agreement may be terminated by Rosetta Stone or SOURCENEXT in certain circumstances, including, subject to certain exceptions, if the consummation of the Sale has not occurred by September 30, 2017 (the “Outside Date”).

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description of Exhibit

2.1*	Purchase and Sale Agreement by and among Rosetta Stone Ltd., Rosetta Stone Japan Inc., and SOURCENEXT Corporation, dated April 25, 2017.
* Certain schedules and attachments referenced in the Purchase and Sale Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and attachment will be furnished supplementally to the SEC upon request.

Forward-Looking Statements.
This communication contains forward-looking statements concerning the proposed Sale. Potential risks and uncertainties include, among others: (i) the inability to consummate the Sale in a timely manner or at all, due to the inability to obtain or delays in obtaining satisfaction of conditions to the Closing; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement; (iii) the costs, fees, expenses and charges related to or triggered by the Sale; (iv) potential adverse effects on the Company’s business, properties or operations caused by Rosetta Stone implementing the Sale; and (v) the initiation or outcome of any legal proceedings or regulatory proceedings that may be instituted against Rosetta Stone relating to the Sale.
More information about other potential factors that could affect the Company’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended, filed with the SEC and available on the SEC’s website at www.sec.gov. All information set forth in this communication is as of April 25, 2017. The Company does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2017

ROSETTA STONE INC.
By:	/s/ Sonia Galindo
Name: Sonia Galindo
Title: General Counsel and Secretary

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